Exhibit 3.2

BY-LAWS
OF
SUSTAINABILITY PARTNERS CORPORATION
(a Delaware corporation)

ARTICLE I

OFFICES

Section 1.  Registered Office.  The registered office of the Corporation in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware.  The name of the resident agent in charge thereof shall be The Corporation Trust Company.

Section 2.  Other Offices.  The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.  Place of Meetings.  Meetings of stockholders may be held at such place, within or without the State of Delaware, as the Board of Directors or the officer calling the same shall designate.

Section 2.  Annual Meeting.  An annual meeting of the stockholders of the Corporation for the election of directors by written ballot and for the transaction of such other business as may properly come before the meeting shall be held at such time and on such day of each year as shall be designated by the Board of Directors, the Chairman of the Board, the President or the Secretary.

Section 3.  Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or by the Chairman of the Board, and shall be called by the Chairman of the Board, the President or the Secretary at the written request of the majority of the Board of Directors or at the written request of stockholders owning capital stock having eighty percent (80%) of the voting power of the entire issued and outstanding capital stock of the Corporation.  Such request shall state the purpose or purposes of the proposed meeting.  No business shall be transacted at any special meeting of the stockholders except that stated in the notice of the meeting.

Section 4.  Notice of Meetings.  Written notice stating the place, date and hour of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting.  If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such address as appears on the records of the Corporation.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice.

Section 5.  Quorum.  At all meetings of the stockholders the holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite to constitute a quorum for the transaction of business, except as otherwise provided by statute or in the Certificate of Incorporation.  In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting until the requisite amount of stock shall be present.

Section 6.  Organization and Order of Business.  At each meeting of the stockholders, the Chairman of the Board, or in his absence the President, or in his absence any other person selected by the Board of Directors, shall act as Chairman of the meeting.  The Secretary, or in his absence an Assistant Secretary, or any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and keep the minutes thereof.  The order of business at all meetings of the stockholders shall be as determined by the Chairman of the meeting.

Section 7.  Voting.  Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of the stockholders each stockholder having the right to vote thereat shall be entitled to (i) one vote for each share of common stock of the Corporation standing in his name on the record of stockholders of the Corporation, and (ii) such voting rights, if any, as are provided in the applicable Certificate of Designation, Preferences and Rights with respect to any series of preferred stock of the Corporation standing in his name on the record of stockholders of the Corporation, in all such instances on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and vote at such meeting; or if no record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given.  Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact.  No proxy shall be valid after the expiration of three (3) years from the date thereof, unless otherwise provided in the proxy.  Except as otherwise provided by statute, these By-Laws or the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action.  Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question other than elections need not be by written ballot.  On a vote by written ballot, each ballot shall be signed by the stockholder, his attorney-in-fact, or his proxy if there be such proxy, and shall state the stockholder’s name and the number of shares voted.

Section 8.  Stockholder List.  The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  This list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 9.  Inspectors.  The Board of Directors may, in advance of any meeting of stockholders, appoint or provide for the appointment of one or more inspectors to act at such meeting or any adjournments thereof.  If the inspector or inspectors shall not be appointed, or if any of them shall fail to appear or act, the Chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  On request of the Chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as inspector of any election of directors.  Inspectors need not be stockholders of the Corporation.

Section 10.  Adjourned Meetings.  A meeting of stockholders may be adjourned to another time and to another place by either the chairman of the meeting or by the stockholders and proxies present.  When a meeting is adjourned to another time or place, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, if a quorum is present any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 11.  Consent of Stockholders.  Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 1.  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

Section 2.  Number and Election of Directors.  The number of directors of the Corporation which shall constitute the entire Board of Directors shall be not less than one nor more than 15.  The first Board shall consist of three directors.  Thereafter, within the limits specified above, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 14 of this Article, and each director elected shall hold office until his successor is elected and qualified.  Any director may resign at any time upon notice to the corporation.  Directors need not be stockholders.

Section 3.  Place of Meeting.  The Board of Directors may hold meetings at such place, within or without the State of Delaware, as the Board of Directors or the officer calling the meeting may from time to time determine.

Section 4.  Organization Meeting.  Promptly following the adjournment of the annual meeting of the stockholders, and without other notice than this By-Law, the newly constituted Board of Directors shall meet for the purpose of organization, the election of officers, and the transaction of other business, with power to adjourn and re-adjourn.

Section 5.  Meetings.  Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may from time to time determine.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two (2) or more Directors.

Section 6.  Notice of Meetings.  Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.  Notice of the place, date and time of the holding of each special meeting of the Board of Directors, and the purpose or purposes thereof, shall be delivered to each director either personally or by mail, telephone, telegraph, cable, or similar means, three (3) days before the day on which such meeting is to be held, or on such shorter notice as the person or persons calling such meeting deem appropriate in the circumstances.  Such notice shall be deemed to be given at the time it is dispatched by depositing it in the United States mail with postage prepaid, by transmission by telephone, telegraph or cable, or by personal delivery.  Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.

Section 7.  Quorum and Manner of Acting.  Except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business.  The act of a majority of the directors present at any meeting at which there is a quorum, as herein provided, shall be the act of the Board of Directors except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws.  In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat, or if no director be present, the Secretary or an Assistant Secretary, may adjourn such meeting to another time and place until the quorum is had.  Notice of any adjourned meeting need not be given.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 8.  Organization and Order of Business.  At each meeting of the Board of Directors, the Chairman of the Board, or in his absence the President, or in his absence, a member of the Board of Directors selected by the directors in attendance, shall act as Chairman of the meeting.  The Secretary, or in his absence, an Assistant Secretary, or any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and keep the minutes thereof.  The order of business at all meetings of the directors shall be as determined by the Chairman of the meeting.

Section 9.  Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 10.  Conference Telephone.  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting.

Section 11.  Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two (2) or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation which the Board of Directors may lawfully delegate, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Meetings of committees may be called by the committee chairman, if any, or as provided in Section 5 of this Article III.  Notice of such meetings shall be given to each member of the committee in the manner set forth in Section 6 of this Article III.  Notice of any such meeting need not be given to any committee member who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting prior to or at its commencement, the lack of notice to him.  A notice or waiver of notice of any regular or special meeting of any committee need not state the purposes of such meeting.  A majority of any committee may determine its action, unless the Board of Directors shall otherwise provide.  Each committee shall keep written minutes of its formal proceedings and shall report such proceedings to the Board.  All such proceedings shall be subject to revision or alteration by the Board of Directors; provided, however, that third parties shall not be prejudiced by such revision or alteration.  The Board of Directors shall have power at any time to fill vacancies in, to change the membership, duties or authority of, or to dissolve any such committee.

Section 12.  Resignations.  Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary.  Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 13.  Removal.  Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, any director may be removed at any time, at a special meeting of the stockholders called and held for the purpose, but, for so long as the Board of Directors is classified, only for cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors; and the vacancy in the Board caused by any such removal shall be filled as provided in these By-Laws.

Section 14.  Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, in accordance with the Certificate of Incorporation.

Section 15.  Compensation.  The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity and no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 1.  Number and Qualification.  The officers of the Corporation shall be elected by the Board of Directors.  The officers shall be a President or General Manager, a Secretary, and a Treasurer.  The Board of Directors may also elect a Chairman of the Board (who must be a director), one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers.  Any two or more offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws.  The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2.  Election and Term.  The officers of the Corporation shall be chosen annually by the Board of Directors at the first meeting of the Board of Directors following the annual meeting of stockholders or as soon thereafter as is conveniently possible.  Officers may also be elected from time to time at any other meeting of the Board of Directors to fill vacancies and otherwise.  Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article IV, shall continue in office until his successor shall have been duly elected and qualified or until his earlier resignation or removal.

Section 3.  Other Officers and Agents.  The Board of Directors or the Chairman of the Board, or in his absence or disability, the President, may appoint such other officers and agents, each of whom shall hold office for such period, have such authority and perform such duties as are provided for in these By-Laws, or as the Board of Directors or Chairman of the Board, or the President, may from time to time determine.

Section 4.  Resignation.  Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation.  Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.  Removal.  Any officer or agent may be removed, either with or without cause, at any time by the vote of the majority of the whole Board of Directors.  Any subordinate officer or agent appointed in accordance with the provisions of Section 3 of this Article IV may be removed, either with or without cause, by a vote of the majority of the whole Board of Directors or, except in the case of an officer or agent elected or appointed by the Board of Directors, by the Chairman of the Board or the President.

Section 6.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for the regular election or appointment to such office.

Section 7.  Compensation.  The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors or by such officers or a committee of the Board of Directors to which the Board of Directors has delegated such authority.  An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.

Section 8.  Chairman of the Board.  The Chairman of the Board, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors.  He shall perform such duties with such authority as may be prescribed from time to time by the Board of Directors.

Section 9.  President or General Manager.  The President or General Manager shall perform such duties with such authority as may be prescribed in these By-Laws and from time to time by the Board of Directors.

Section 10.  Vice Presidents.  Each Vice President shall have such powers and shall perform such duties as shall from time to time be prescribed by the Board and as shall from time to time be assigned to him by the Chairman of the Board or the President.

Section 11.  Secretary.  The Secretary shall give or cause to be given all required notices of meetings of stockholders and of the Board of Directors, shall record all of the proceedings and act as custodian of the minutes of all such meetings, shall have charge of the corporate seal and the corporate minute books, and shall make such reports and perform such other duties as may be assigned from time to time by the Board of Directors, the Chairman of the Board, or the President.  The Secretary shall keep in safe custody the seal of the Corporation, if there shall be one, and the Secretary or any Assistant Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any Assistant Secretary.  The Assistant Secretaries, or any of them, shall perform such of the duties of the Secretary as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board, the President, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 12.  Treasurer.  The Treasurer shall have custody of all moneys and securities of the Corporation, shall have responsibility for disbursement of the funds of the Corporation, shall make payment of the just demands on the Corporation, shall invest surplus cash of the Corporation and manage its investment portfolio under the direction of the Board of Directors, and shall render to the Board of Directors an account of all transactions of the Corporation and of the financial condition of the Corporation as may be required of him.  The Treasurer shall also perform such other duties as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board or the President.  The Assistant Treasurers, or any of them, shall perform such of the duties of the Treasurer as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board, the President or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

ARTICLE V

INDEMNIFICATION

Section 1.  Indemnification Respecting Third Party Claims.

(A)  Indemnification of Directors and Officers.  The Corporation, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware as in effect from time to time shall indemnify in accordance with the following provisions of this Article any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a director, officer, partner, member, trustee, fiduciary, employee or agent (a ‘‘Subsidiary Officer’’) of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association (an ‘‘Affiliated Entity’’), against expenses (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that (i) the Corporation shall not be obligated to indemnify a director or officer of the Corporation or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof or the Chairman, a Vice Chairman or the Chief Executive Officer of the Corporation and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Affiliated Entity or any person who is or was a director, officer, partner, member, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Affiliated Entity in their capacity as such, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 6 of this Article.

(B)  Indemnification of Employees and Agents.  The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (A) above in this Section 1.

Section 2.  Indemnification Respecting Derivative Claims.

(A)  Indemnification of Directors and Officers.  The Corporation, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware as in effect from time to time shall indemnify, in accordance with the following provisions of this Article, any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer to the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper; provided, however, that the Corporation shall not be obligated to indemnify a director or officer of the Corporation or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof, or the Chairman, a Vice Chairman or the Chief Executive Officer of the Corporation. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such Person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 6 of this Article.

(B)  Indemnification of Employees and Agents.  The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (A) above in this Section 2.

Section 3.  Determination of Entitlement to Indemnification.  Any indemnification to be provided under Section 1 or  2 of this Article (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such person has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought or by majority vote of the members of a committee of the Board of Directors composed of at least three members each of whom is not a party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable and/or such a committee is not established or obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders entitled to vote thereon. In the event a request for indemnification is made by any person referred to in paragraph (A) of Section 1 or 2 of this Article, the Corporation shall use its best efforts to cause such determination to be made not later than 90 days after such request is made.

Section 4.  Right to Indemnification in Certain Circumstances.

(A)  Indemnification Upon Successful Defense.  Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in any of paragraphs (A) or (B) of Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

(B)  Indemnification for Service As a Witness.  To the extent any person who is or was a director or officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative body or any regulatory or self-regulatory body by which the Corporation’s business is regulated, by reason of his or her services as a director or officer of the Corporation or his or her service as a Subsidiary Officer of an Affiliated Entity at a time when he or she was a director or officer of the Corporation (assuming such person is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of such Affiliated Entity) but excluding service as a witness in an action or suit commenced by such person, the Corporation shall indemnify such person against out-of-pocket costs and expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith and shall use its best efforts to provide such indemnity within 45 days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article to compensate such person for such person’s time or efforts so expended. The Corporation may indemnify any employee or agent of the Corporation to the same or a lesser extent as it may indemnify any director or officer of the Corporation pursuant to the foregoing sentence of this paragraph.

Section 5.  Advances of Expenses.

(A)  Advances to Directors and Officers.  Expenses and costs, incurred by any person referred to in paragraph (A) of Section 1 or 2 of this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such costs and expenses by the Corporation as authorized by this Article.

(B)  Advances to Employees and Agents.  Expenses and costs incurred by any person referred to in paragraph (B) of Section 1 or 2 of this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, a committee thereof or an officer of the Corporation authorized to so act by the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article.

Section 6.  Indemnification Not Exclusive.  The provision of indemnification to or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

Section 7.  Corporate Obligations; Reliance.  The provisions of this Article shall be deemed to create a binding obligation on the part of the Corporation to the persons who from time to time are elected officers or directors of the Corporation, and such persons in acting in their capacities as officers or directors of the Corporation or Subsidiary Officers of any Affiliated Entity shall be entitled to rely on such provisions of this Article, without giving notice thereof to the Corporation.

Section 8.  Accrual of Claims; Successors.  The indemnification provided or permitted under the foregoing provisions of this Article shall or may, as the case may be, apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of such provisions of this Article. The right of any person who is or was a director, officer, employee or agent of the Corporation to indemnification or advancement of expenses as provided under the foregoing provisions of this Article shall continue after he or she shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

Section 9.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any Affiliated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

Section 10.  Definitions of Certain Terms.  For purposes of this Article, (i) references to ‘‘the Corporation’’ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger if such corporation would have been permitted (if its corporate existence had continued) under applicable law to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a director, officer, employee or agent of any Affiliated Entity shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (ii) references to ‘‘fines’’ shall include any excise taxes assessed on a person with respect to an employee benefit plan; (iii) references to ‘‘serving at the request of the Corporation’’ shall include any service as a director, officer, partner, member, trustee, fiduciary, employee or agent of the Corporation or any Affiliated Entity which service imposes duties on, or involves services by, such director, officer, partner, member, trustee, fiduciary, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries and (iv) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner ‘‘not opposed to the best interest of the Corporation’’ as referred to in this Article.

ARTICLE VI

SHARES AND THEIR TRANSFER

Section 1.  Stock Certificates.  Each holder of stock in the Corporation shall be entitled to have a numbered certificate in such form as shall be approved by the Board of Directors, certifying the number of shares owned by him and signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed).  Any or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 2.  Transfer of Stock.  Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power with reasonable assurances given that such endorsement is genuine and that all taxes thereon have been paid.  Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder or record liable for calls and assessments, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof.

Section 3.  Lost Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, or which shall have been mutilated, and the Board of Directors may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or his legal representative, to give the Corporation a bond, limited or unlimited, in such sum and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine is sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of a new certificate.  Anything herein to the contrary notwithstanding, the Board of Directors in its absolute discretion may refuse to issue any such new certificate except pursuant to legal proceedings under the laws of the State of Delaware.

Section 4.  Rules and Regulations.  The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, the Certificate of Incorporation or the laws of the State of Delaware, as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of stock of the Corporation.  The Board of Directors may appoint, or authorize any officer or officers of the Corporation to appoint, one or more independent transfer agents and one or more independent registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

Section 5.  Record Date.  In order to determine the stockholders entitled to notice and to vote at any meeting of stockholders or adjournment thereof, or to express consent to corporate action in writing without a meeting, or  entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be less than ten (10) nor more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors shall elect to fix a record date for the adjourned meeting.

ARTICLE VII

GENERAL PROVISIONS

Section 1.  Contracts and Other Instruments.  The Chairman of the Board, the President, the General Manager and any Vice President may enter into any contract or execute and deliver any instrument in the name of the Corporation and on behalf of the Corporation except as in these By-Laws or by resolution otherwise provided.  The Board of Directors, except as in these By-Laws otherwise provided, may authorize any other officer or officers, agent or agents of the Corporation, to enter into any contract or execute and deliver any instrument in the name of the Corporation and on behalf of the Corporation, and such authority may be general or confined to specific instances, and unless so authorized by the Board of Directors, no such other officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 2.  Loans.  No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless, and on such terms as shall be, authorized by the Board of Directors.

Section 3.  Disbursements.  All checks, drafts, demands for money, notes or other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person or persons as may from time to time be designated by the Board of Directors or by any officer or officers or person or persons authorized by the Board of Directors to make such designations.  Facsimile signatures may be authorized in any such case where authorized by the Board of Directors.

Section 4.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation under such conditions and in such banks or other depositories as the Board of Directors may designate, or as may be designated by any officer or officers, agent or agents of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors.  For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation as the Board of Directors may determine by resolution.

Section 5.  Voting Securities of Other Corporations.  Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President, the Secretary or any Assistant Secretary shall have full power and authority on behalf of the Corporation, in person or by proxy, to attend and to act and to vote at any meeting of the security holders of any other corporation in which this Corporation may hold securities, and at any such meeting he or his proxy shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which as the owner thereof the Corporation might have possessed and exercised if present.  The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

Section 6.  Corporate Seal.  The Board of Directors may provide a corporate seal, which shall be in the form of a circle, and which shall bear the words and figures:

SUSTAINABILITY PARTNERS CORPORATION
CORPORATE SEAL
2011
DELAWARE

Section 7.  Fiscal Year.  The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.  Gender.  Whenever used in these By-Laws, words in the masculine gender shall include the feminine gender.

ARTICLE VIII

AMENDMENTS

Except as otherwise provided in the Certificate of Incorporation or these By-Laws, the Board of Directors may from time to time, by vote of a majority of its members, alter, amend or rescind all or any of these By-Laws as permitted, by law, subject to the power of the stockholders to change or repeal such By-Laws.

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